Celsius Holdings Reports Fourth Quarter and Full-Year 2023 Financial Results

Record fourth quarter revenue of $347 million, up 95% from $178 million in Q4 2022

Record full-year revenue of $1,318 million, up 102% from $654 million in full-year 2022

BOCA RATON, Fla., Feb. 29, 2024 --- Celsius Holdings, Inc. (Nasdaq: CELH), maker of Celsius®, the premium lifestyle energy drink formulated to power active lifestyles with ESSENTIAL ENERGY™, today reported record fourth quarter and full-year 2023 financial results.

A supplement containing Celsius’ fourth quarter and full-year 2023 results and full financial tables is available at https://celsiusholdingsinc.com/Q4_2023.

Management will host a conference call today at 10:00 a.m. ET to discuss the results with the investment community. To participate in the conference call, please call one of the following telephone numbers at least 10 minutes before the start of the call:

Toll Free: (877) 709-8150
International: +1 (201) 689-8354
Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=gvxb9rgY

A replay of the conference call can be accessed through the webcast link above for six months. Disclosures can be found on the Company's online disclosure portal at: https://www.celsiusholdingsinc.com/sec-filings/

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH) is the maker of energy drink brand CELSIUS®, a lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. For more information, please visit www.celsiusholdings.com.

Forward-Looking Statements:

This press release may contain statements that are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Celsius Holdings’ future results of operations or financial position, or state other forward-looking information. In some cases, you can identify these statements by the use of words such as “anticipate,”

“believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would”, ”could”, ”project”, ”plan”, “potential”, ”designed”, “seek”, “target”, and variations of these terms, the negatives of such terms and similar expressions. You should not rely on forward-looking statements because Celsius Holdings’ actual results may differ materially from those indicated by forward-looking statements as a result of a number of important factors. These factors include but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; our expectations of revenue; operating costs and profitability; our expectations regarding our strategy and investments; our expectations regarding our business, including market opportunity, consumer demand and our competitive advantage; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations affecting our business; the Company’s ability to satisfy in a timely manner, all Securities and Exchange Commission (the “SEC”) required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; and other risks and uncertainties discussed in the reports Celsius Holdings has filed previously with the SEC, such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward looking statements speak only as of the date the statements were made. Celsius Holdings does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Contacts
Investor Relations
Paul Wiseman
investorrelations@celsius.com

Media Relations
press@celsius.com